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                                                                      EXHIBIT 23


              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Millennium Pharmaceuticals, Inc. of our report dated January 31, 1997, except for Note 11, as to which the date is February 10, 1997, included in the 1996 Annual Report to Shareholders of Millennium Pharmaceuticals, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-15355), pertaining to the 1993 Incentive Stock Option Plan, (Form S-8 No. 333-15353), pertaining to the 1996 Equity Incentive Plan, (Form S-8 No. 333-15349), pertaining to the 1996 Director Option Plan and (Form S-8 No. 333-15357), pertaining to the 1996 Employee Stock Purchase Plan of Millennium Pharmaceuticals, Inc. of our report dated January 31, 1997, except for Note 11, as to which the date is February 10, 1997, with respect to the financial statements of Millennium Pharmaceuticals, Inc. incorporated herein by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                      /s/ Ernst & Young LLP
                                                      ----------------------
                                                      Ernst & Young LLP

Boston, Massachusetts
March 25, 1997